Exhibit 23

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-74459) pertaining to the Ingles Markets, Incorporated Investment/Profit Sharing Plan of our report dated March 14, 2003, with respect to the financial statements and schedule of Ingles Markets, Incorporated Investment/Profit Sharing Plan included in the Annual Report (Form 11-K) for the year ended September 28, 2002.

/s/ ERNST & YOUNG LLP

Greenville, South Carolina
April 9, 2003